**THIS AGREEMENT** ("**this Agreement**") is made on the 18th day of December 2007.

**BETWEEN:**

(1) **THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN PART 1 OF THE SCHEDULE** (collectively, the "**Vendors**" and each, a "**Vendor**");

(2) **BILCARE SINGAPORE PTE LIMITED** (Company Registration Number 200209840Z), a company registered in Singapore and having its registered office at 52 Changi South Street 1, Singapore 486161 (the "**Purchaser**").

(collectively, the "**Parties**" and each, a "**Party**").

**WHEREAS:**

(A) Singular ID Pte. Ltd. (Company Registration Number: 200416616N ) whose registered office is at 11 Biopolis Way, #04-08 Helios Building, Singapore 138667 (the "**Company**") is a private company incorporated in Singapore and has at the date of this Agreement a paid-up capital of S$3,628,957.90 comprising 100,000 ordinary shares, 41,118 preference shares and 37,214 preferred A shares.

(B) The Vendors have agreed to sell and the Purchaser has agreed to purchase the Sale Shares subject to the terms and subject to the conditions contained in this Agreement.

**IT IS AGREED AS FOLLOWS:**

## 1. INTERPRETATION

1.1 In this Agreement and the Schedule, unless the context otherwise requires, the following words and expressions shall have the following meanings:

| | |
|---|---|
| "**Business Day**" | means a day (other than a Saturday or Sunday or a gazetted public holiday) in Singapore; |
| "**Completion**" | means completion of the sale and purchase of the Sale Shares as specified in Clause 5; |
| "**Completion Date**" | means the date falling five (5) Business Days after the date on which the condition set out in Clause 4 is fulfilled or waived or such other date as may be agreed between the Parties in writing; |
| "**Escrow Agent**" | means the Purchaser's solicitors, or such other escrow agent as may be appointed by the Purchaser to hold the Escrow Amount in escrow; |
| "**Escrow Agreement**" | means the escrow agreement dated the date hereof in respect of the Escrow Amount to be entered into between the Founders, the Purchaser and the Purchaser's solicitors; |

P. ch. ch.

| | |
|---|---|
| "**Escrow Amount**" | means S$7,833,910.77; |
| "**Encumbrances**" | means any mortgage, assignment of receivables, debenture, lien, charge, pledge, security interest, title retention, right to acquire, options, restriction on transfer and any other encumbrance or condition whatsoever; |
| "**Founders**" | means Adrian Burden and Peter Moran; |
| "**Put Option Agreement**" | means the put option agreement to be agreed between the Founders and the Purchaser; |
| "**Remainder Vendor**" | means the person whose particulars are set out in Part 2 of the Schedule; |
| "**Sale Shares**" | means all of the issued ordinary shares, preference shares and preferred A shares and any other class of shares of the Company as at the Completion Date and "**Sale Share**" means any one of them; and |
| "**Singapore Dollars**" or "**S$**" | means the lawful currency of Singapore. |

1.2 References herein to Clauses and the Schedule are to clauses in and the schedule to this Agreement. The Schedule forms part of this Agreement and has the same force and effect as if expressly set out in the body of this Agreement.

1.3 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 Words importing the singular shall include the plural and *vice versa*, words importing a specific gender shall include the other genders (male, female or neuter); and "**person**" shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that "person" may be sometimes used in this Agreement in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning.

## 2. SALE AND PURCHASE OF SALE SHARES

2.1 Each Vendor shall, in accordance with the terms and conditions of this Agreement, on Completion sell to the Purchaser all (and not some only) of its Sale Shares and the Purchaser shall purchase the Sale Shares free from all Encumbrances and together with all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter.

2.2 Each of the Vendors hereby waives any pre-emption rights it may have in relation to any of the Sale Shares under the Articles of Association of the Company, the Shareholders' Agreement entered into between the Company, the Vendors and the Remainder Vendor dated 24 July 2007 ("**Shareholders' Agreement**") or otherwise.

P.M.M.

## 3. CONSIDERATION

3.1 The consideration payable by the Purchaser to each Vendor shall be S$109.822 for each Sale Share, rounded up to the nearest whole cent ("**Consideration**"). The aggregate Consideration shall be S$19,584,776.94.

3.2 The Consideration shall be payable on Completion in accordance with Clause 5.3. For the avoidance of doubt, each of the Vendors shall receive the Consideration equal to the amount set out against their name in the Schedule.

## 4. CONDITIONS PRECEDENT

4.1 Completion is conditional upon the Purchaser receiving three (3) sets of a deed of accession in such form satisfactory to the Purchaser ("**Deed of Accession**"), duly executed by the Remainder Vendor. The Purchaser may at anytime waive in whole or in part and conditionally or unconditionally this condition by giving notice in writing to the Vendors.

## 5. COMPLETION

5.1 Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors (or at such other place as the parties may agree in writing) upon which all (and not some only) of the events described in Clauses 5.2 and 5.3 shall occur.

5.2 At Completion, the following shall be delivered to the Purchaser:

5.2.1 a certified true copy of the resolutions passed by the board of directors of the Company:

(a) approving the transfer of the Sale Shares to the Purchaser;

(b) authorising the issue of new share certificates in respect of the Sale Shares in favour of the Purchaser and approving the entry of the name of the Purchaser as holder of the Sale Shares in the register of members of the Company;

(c) accepting the resignation of Antonio Goncalves and Pietro Busnando each with effect from the Completion Date; and

in such forms as the Purchaser may require;

5.2.2 by each Vendor, the duly executed transfer forms, in such form acceptable to the Purchaser, in respect of its Sale Shares in favour of the Purchaser, together with the relevant share certificate(s);

5.2.3 the letters of resignation of Antonio Goncalves and Pietro Busnando resigning from the board of directors of the Company and acknowledging that he or she has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or any other ground whatsoever, in such form satisfactory to the Purchaser;

5.2.4 the letters of resignation of Solution X Pte Ltd resigning from the position of company secretary of the Company in a form satisfactory to the Purchaser,

P.M.M.

5.2.5 the letters of resignation of JM Partners resigning as auditors of the Company, in a form satisfactory to the Purchaser,

5.2.6 the Put Option Agreement, duly executed by the Founders; and

5.2.7 a deed of warranty executed by the Founders for the benefit of the Purchaser ("**Deed of Warranty**") in a form satisfactory to the Purchaser.

5.3 At Completion, in exchange for the delivery of all the items set out in Clause 5.2, the Purchaser shall:

5.3.1 pay to the Vendors (other than the Founders) the Consideration due to them as set out at Schedule 1, by electronic funds transfer in immediately available Singapore Dollars to such bank accounts as such Vendors may direct to the Purchaser in writing prior to Completion;

5.3.2 pay to the Founders the Consideration due to them (less their respective portions of the Escrow Amount) by electronic funds transfer in immediately available Singapore Dollars to such bank accounts as the Founders may direct to the Purchaser in writing prior to Completion; and

5.3.3 pay the Escrow Amount to the Escrow Agent to hold in escrow in accordance with the terms of the Escrow Agreement.

5.4 If in any respect any of the provisions of Clause 5.2 are not complied with by any Vendor (the "**Defaulting Vendor**") on Completion, the Purchaser may (without prejudice to any other rights or remedies available to it against the Defaulting Vendor) elect to:

5.4.1 defer Completion to a date not more than fourteen (14) Business Days after the Completion Date (the provision of Clause 4 and 5 shall apply to Completion as so deferred); or

5.4.2 proceed with Completion so far as practicable (without prejudice to the Purchaser's rights for damages, costs, compensation or otherwise against the Defaulting Vendor under this Agreement);

5.4.3 require specific performance of this Agreement by the Defaulting Vendor (without prejudice to the Purchaser's rights for damages, costs, compensation or otherwise against the Defaulting Vendor under this Agreement); or

5.4.4 rescind this Agreement.

5.5 On and from Completion, the Shareholders' Agreement shall be terminated and none of the parties thereto shall have any liability or further obligations to each other thereunder. In consideration of the mutual releases given by the parties to the Shareholders' Agreement, each party thereto shall upon Completion release and discharge the other parties from any and all claims and demands for payment of any kind that it may have against the other parties and all liabilities of the other parties towards the fist mentioned parties (whether now accrued or contingent, and whether under contract, tort, equity, or other cause of action) under or in connection with the Shareholders' Agreement.

5.6 If Completion is not effected by 31 December 2007, or such later date as the Parties may agree in writing, then the provisions of this Agreement (other than Clauses 7.2

(Confidentiality and Announcements), 7.4 (Third Party Rights), 7.10 (Costs and Expenses), 7.11 (Notice) and 7.16 (Governing Law and Jurisdiction)) shall from such date *ipso facto* cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise save in respect of any antecedent breach of this Agreement.

**6. REPRESENTATIONS AND WARRANTIES**

6.1 The Vendors hereby severally represent and warrant to the Purchaser that they are and will on Completion be the beneficial owners of the Sale Shares as set out against their respective names in Schedule 1 and will at Completion be entitled and able to transfer beneficial title to such Sale Shares free from all Encumbrances and together with all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter, to the Purchaser or its order in accordance with the terms of this Agreement.

6.2 Each Vendor hereby severally represents and warrants to the Purchaser and the Purchaser represents and warrants to each Vendor that, on the date hereof and up to and including the Completion Date:-

6.2.1 it is entitled to enter into and carry out the provisions of this Agreement;

6.2.2 all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents), in order (i) to enable it lawfully to enter into and carry out the provisions of this Agreement and (ii) to ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done;

6.2.3 its entry into and/or performance of its obligations under this Agreement do not and will not violate:-

(a) any agreement, instrument or document (which is material to its business) to which it is a party or which is binding on it or its assets; or

(b) any law, regulation or authorisation which is binding on or applicable to it; and

6.2.4 its obligations under this Agreement are valid, binding and enforceable in accordance with its respective terms.

**7. OTHER PROVISIONS**

**7.1 ENTIRE AGREEMENT**

This Agreement and the Deed of Warranty embodies the entire terms and conditions agreed upon by the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, and undertakings entered into amongst the Parties with respect to the subject matter hereof, whether such be written or oral.

**7.2 CONFIDENTIALITY AND ANNOUNCEMENTS**

Each Vendor agrees that it will not (and will procure that its related corporations will not) make any announcement or other disclosure concerning this Agreement, the sale and purchase of the Sale Shares, the confidential information obtained pursuant to or in connection with

P.m.m.

this Agreement and the transactions contemplated herein (the "**Confidential Information**") to any person without the prior written consent of the Purchaser (such consent not to be unreasonably withheld). This restriction shall continue to apply without limit in point of time but shall not apply to any Confidential Information which is:-

(a) already or may hereafter be in the public domain other than arising from a breach of this Clause 7.2; or

(b) lawfully obtained by a Vendor receiving the Confidential Information from a third party, which third party was not known nor ought reasonably to be known to such Vendor to be bound by any obligation to the other party to maintain the confidentiality of such information; or

(c) required by any laws, rules or regulations or by any governmental or statutory authority, agency or regulatory body or its equivalent (including any relevant stock exchange which may be applicable to it and/or its related corporations) or by a court of competent jurisdiction to be disclosed provided that in such event, the relevant Vendor shall (and shall procure that its relevant related corporations shall) forthwith consult with the Purchaser on the form and content of the announcement or the disclosure (as the case may be) prior to making the announcement or disclosure (as the case may be); or

(d) required to be disclosed to the professional advisers of a Vendor.

## 7.3 CONTINUING EFFECT AND NO ASSIGNMENT

No Party may assign all or any part of its rights or transfer all or any part of its obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on and shall enure for the benefit of each Party's successors, permitted assigns, nominees, personal representatives, liquidators and trustees in bankruptcy. All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

## 7.4 THIRD PARTY RIGHTS

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement.

## 7.5 VARIATION

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

## 7.6 WAIVER

The failure by any Party at any time to exercise any right (including the right of rescission) or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it. Completion shall not constitute a waiver by the Purchaser or the Vendors (as the case may be) of their respective rights in relation to any breach of any provision of this Agreement whether or not known to it at the Completion Date.

P.M.M.

**7.7 TIME OF THE ESSENCE**

Any time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

**7.8 FURTHER ASSURANCE**

The Purchaser and the Vendors shall each do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

**7.9 DUTIES**

The Purchaser shall bear all stamp duties arising in relation to the purchase of the Sale Shares.

**7.10 COSTS AND EXPENSES**

Except as provided in Clause 7.9, each of the Parties shall pay its own costs and expenses (including legal costs) in connection with this Agreement and the transactions contemplated hereby. For the avoidance of doubt each Vendor shall bear all goods and services tax and other taxes arising from the sale of the Sale Shares that may be applicable to it.

**7.11 NOTICE**

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by telefax addressed to the intended recipient thereof or by electronic mail at his or its address or telefax number or electronic mail address set out below (or to such other address or telefax number or electronic mail address as any party may from time to time notify the others):-

<u>The Vendors:</u>
The address of the Vendors as set out opposite their respective name in Schedule 1.

<u>The Purchaser</u>

| | |
|---|---|
| Address: | 52 Changi South Street 1, Singapore 486161 |
| Email address : | vineet.mehrotra@bilcare.com |
| Facsimile No. : | +65 6542 4386 |
| Attention : | Vineet Mehrotra |

Any such notice, demand or communication shall be deemed to have been duly served (if given by electronic mail) immediately upon receiving acknowledgment of receipt via the electronic mail, from the intended recipient or (if given or made by telefax) immediately or (if given or made by letter) 7 Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

P.M.M.

## 7.12 PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

## 7.13 SEVERAL LIABILITY

Save as otherwise provided in this Agreement, the rights and obligations of each Vendor herein shall be several and the failure of a Vendor to perform its obligations under this Agreement shall not result in any other Vendor incurring any liability whatsoever or relieve any other Vendor from its obligations under this Agreement.

## 7.14 DEED OF ACCESSION

Upon a Remainder Vendor duly executing and delivering a Deed of Accession, such Remainder Vendor shall be a Party to this Agreement and shall assume the liabilities, perform the obligations and be entitled to the benefits therein as a Vendor and any references in this Agreement to a Vendor, its Sale Shares and the Consideration shall include such Remainder Vendor, its Sale Shares and the Consideration to be paid to such Remainder Vendor.

## 7.15 EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

## 7.16 GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore. In relation to any legal action or proceeding arising out of or in connection with this Agreement ("**Proceedings**"), the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

**SCHEDULE**
**PARTICULARS**

**PART 1 VENDORS**

| Vendors' Particulars | Particulars of Sale Shares held | Consideration |
|---|---|---|
| **Matthias P. Andermatt** (Singapore Identity Card #: S2709659Z) of 134A Hillview Avenue, #05-03, Singapore 669620 | 4,529 preference shares | S$497,383.84 |
| **Advance Nanotech (Singapore) Pte Ltd** (Company Registration No.200502345W), a company incorporated in Singapore and having its registered office at 133 New Bridge Road, #10-06, Chinatown Point, Singapore 059413 | 15,625 preference shares | S$1,715,968.75 |
| **Tigris Capital Pte Ltd** (Company Registration No. 200313338E), a company incorporated in Singapore and having its registered office at 24 Raffles Place, #18-01/03 Clifford Centre, Singapore 048621 | 7,143 preference shares | S$784,458.55 |
| **Innogest Capital**, a fund managed by Innogest SGR SpA 11, Piazza Solferino, Torino (TO ) 10121, Italy | 34,113 preferred A shares | S$3,746,357.89 |
| **Upstream Pioneer Fund Pte Ltd**, a fund managed by Upstream Ventures Pte Ltd with its registered address at 80 Raffles Place, #32-01, UOB Plaza 1, Singapore 048624 | 3,101 preferred A shares | S$340,558.03 |
| **Bioventure Centre Pte Ltd** (Company Registration No.200107313E) of registered address 20 Raffles Place, #09-01 Ocean Towers, Singapore 0486620 | 8,762 preference shares<br>4,000 ordinary shares | S$962,260.37<br>S$439,288.00 |
| **InSeed Investment Limited**, a company incorporated under the laws of the British Virgin Islands under the number BC1390850 with registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands | 2,791 preference shares | S$306,513.21 |

P.M.M.

| Vendors' Particulars | Particulars of Sale Shares held | Consideration |
|---|---|---|
| **Peter M. Moran** (Singapore Identity Card No. S7062279C) of 8 West Coast View, Singapore 127182 | 579 preference shares<br>45,500 ordinary shares | S$63,586.94<br>S$4,996,901.00 |
| **Adrian P. Burden** (British Passport No. 706136696) of 370E Alexandra Road, #01-09 The Anchorage, Singapore 159958 | 579 preference shares<br>45,500 ordinary shares | S$63,586.94<br>S$4,996,901.00 |
| **Total (excl Remainder Vendor):** | **172,222** | **S$18,913,764.52** |

**PART 2 REMAINDER VENDOR**

| Remainder Vendor Particulars | Particulars of Sale Shares held | Consideration |
|---|---|---|
| **Exploit Technologies Pte Ltd** (Company Registration No.199503187D) of 30 Biopolis Street, #09-01 Matrix, Singapore 138671 | 1,110 preference shares<br>5,000 ordinary shares | S$121,902.42<br>S$549,110.00 |
| **Total (Remainder Vendor only):** | **6,110** | **S$671,012.42** |
| **Grand Total:** | **178,332** | **S$19,584,776.94** |

P.M.M.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, where applicable, by their duly authorised representatives on the day and year first above written.

**THE PURCHASER**

Signed by Ramnarayan Venkit )
**BILCARE SINGAPORE PTE LTD** )
for and on behalf of )
in the presence of: )
)

Witness: Keith Ong

**THE VENDORS**

Signed by )
**ADVANCE NANOTECH** )
**(SINGAPORE)** )
**PTE LTD** )
for and on behalf of )
in the presence of:

Witness:

Signed by )
**TIGRIS CAPITAL PTE LTD** )
for and on behalf of )
in the presence of: )
)

Witness:

Signed by )
**INNOGEST CAPITAL** )
for and on behalf of )
in the presence of: )
)

Witness:

**IN WITNESS WHEREOF**, the Parties have caused this Agreement to be executed, where applicable, by their duly authorised representatives on the day and year first above written.

**THE PURCHASER**

Signed by )
**BILCARE SINGAPORE PTE LTD** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

**THE VENDORS**

Signed by )
**ADVANCE NANOTECH** )
**(SINGAPORE)** )
**PTE LTD** )
for and on behalf of )
in the presence of:

Antonio Goncalves

Danielle Goncalves
Witness: Danielle Goncalves

Signed by )
**TIGRIS CAPITAL PTE LTD** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

Signed by )
**INNOGEST CAPITAL** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

**IN WITNESS WHEREOF**, the Parties have caused this Agreement to be executed, where applicable, by their duly authorised representatives on the day and year first above written.

**THE PURCHASER**

Signed by )
**BILCARE SINGAPORE PTE LTD** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

**THE VENDORS**

Signed by )
**ADVANCE NANOTECH** )
**(SINGAPORE)** )
**PTE LTD** )
for and on behalf of )
in the presence of:

______________________
Witness:

Signed by )
**TIGRIS CAPITAL PTE LTD** )
for and on behalf of ) WILLIAM KLIPPGEN
in the presence of: RINA SONDER )
KLIPPGEN )

______________________
Witness:

Signed by )
**INNOGEST CAPITAL** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

Signed by )
**UPSTREAM PIONEER FUND PTE** )

**IN WITNESS WHEREOF,** the Parties have caused this Agreement to be executed, where applicable, by their duly authorised representatives on the day and year first above written.

**THE PURCHASER**

Signed by )
**BILCARE SINGAPORE PTE LTD** )
for and on behalf of )
in the presence of: )
)

Witness:

**THE VENDORS**

Signed by )
**ADVANCE NANOTECH** )
**(SINGAPORE)** )
**PTE LTD** )
for and on behalf of )
in the presence of:

Witness:

Signed by )
**TIGRIS CAPITAL PTE LTD** )
for and on behalf of )
in the presence of: )
)

Witness:

Signed by ) Claudio Giuliano
**INNOGEST CAPITAL** )
for and on behalf of ) CLAUDIO GUILIANO
in the presence of: )
)

Marco Matoli

Witness: MARCO MATOLI

Signed by )
**UPSTREAM PIONEER FUND PTE** )

Signed by ) 
**UPSTREAM PIONEER FUND PTE LTD** ) 
for and on behalf of ) 
in the presence of: ) PIERRE HENNES

Witness: DAPHNE ANG

Signed by **MATTHIAS P. ANDERMATT** ) 
in the presence of: )

Witness:

Signed by **ADRIAN BURDEN** ) 
in the presence of: )

Witness:

Signed by **PETER MORAN** ) 
in the presence of: )

Witness:

Signed by
**UPSTREAM PIONEER FUND PTE LTD**
for and on behalf of
in the presence of: ) ) ) ) )

______________________
Witness:

Signed by **MATTHIAS P. ANDERMATT**
in the presence of: ) ) )

Gabriela Sidler Andermatt
Witness: 52709660C

Signed by **ADRIAN BURDEN**
in the presence of: ) ) )

______________________
Witness:

Signed by **PETER MORAN**
in the presence of: ) ) )

______________________
Witness:

Signed by<br>**UPSTREAM PIONEER FUND PTE LTD**<br>for and on behalf of<br>in the presence of: )

Witness:

Signed by **MATTHIAS P. ANDERMATT**<br>in the presence of: )

Witness:

Signed by **ADRIAN BURDEN**<br>in the presence of: )

Witness:

Signed by **PETER MORAN**<br>in the presence of: )

Witness:

Signed by )
**UPSTREAM PIONEER FUND PTE LTD** )
for and on behalf of )
in the presence of: )

____________________
Witness:

Signed by **MATTHIAS P. ANDERMATT** )
in the presence of: )

____________________
Witness:

Signed by **ADRIAN BURDEN** )
in the presence of: )

____________________
Witness:

Signed by **PETER MORAN** )
in the presence of: )

____________________
Witness: ADRIAN BURDEN

Signed by )
**BIOVENTURE CENTRE PTE LTD** )
for and on behalf of )
in the presence of: )
)

CATHY PARK.

CYNTHIA BOEY

Witness:

Signed by )
**INSEED INVESTMENT LIMITED** )
for and on behalf of )
in the presence of: )
)

Witness:

Signed by )
**BIOVENTURE CENTRE PTE LTD** )
for and on behalf of )
in the presence of: )
)

______________________
Witness:

Signed by ALIX TAFFLE )
**INSEED INVESTMENT LIMITED** )
for and on behalf of Inseed )
in the presence of: ANYA EREMENKO )
)

______________________
Witness: